Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                             Telephone: 612-347-7000
                                Fax: 612-347-7077



                                                                  EXHIBIT 5.1

                               September 11, 2000


Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, California  95131

         Re:  EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

         We are acting as corporate counsel to Bell Microproducts Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 750,000 shares of the Company's Common Stock (the "Shares") which may be acquired and offered for sale upon the exercise of an outstanding stock purchase warrant (the "Warrant").

         In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1. The Company's Amended and Restated Articles of Incorporation, as amended.

         2.       The Company's Amended and Restated Bylaws.

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance of the Warrant by the Company.

         4.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Company's Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

         2. Upon exercise or conversion in accordance with the terms and conditions of the Warrant, the Warrant Shares to be sold by the selling shareholder named in the Registration Statement will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       FREDRIKSON & BYRON, P.A.


                                       By /s/ Melodie R. Rose







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